UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

TRAFALGAR INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

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TRAFALGAR INTERNATIONAL, INC.

200 South Biscayne Blvd Fl 20

Miami, FL 33131

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to holders of the voting securities of Trafalgar International, Inc., a Florida corporation (the “Company”), in connection with the approval by the Board of Directors and by written consent of the requisite shareholders of the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”), substantially in the form attached as Appendix A. The Restated Articles integrate amend and restate the Company’s previously effective charter provisions and preferred-stock designations. No shareholder meeting will be held, and no proxies are being solicited.

On October 12, 2026, the Board approved the Restated Articles and has obtained written consents from Trafalgar Asset Management, LLC, the record holder of all outstanding Series A and Series B Preferred Stock, in each separate voting group and in the combined voting group to the extent applicable.

The principal changes effected by the Restated Articles are: (1) authorization of 2,000,000,000 shares of common stock, $0.001 par value (“Common Stock”), and 20,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”); (2) continuation of the designation of 10,000,000 shares of Series A Preferred Stock and 1,000 shares of Series B Preferred Stock; (3) permanent elimination of all Series A and Series B conversion rights and related antidilution and adjustment provisions; (4) elimination of the Series A general voting rights and revision of its dividend, liquidation and redemption terms; (5) continuation and restructuring of Series B as a nonconvertible voting-control series with not less than 51% of total voting power calculated on the fully diluted basis specified in the Restated Articles; and (6) consolidation of other corporate-governance provisions into a single charter.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

The record date used for the written consents and for determining shareholders entitled to notice is October 12, 2026 (the “Record Date”), subject to confirmation in the Company’s stock ledger and consent records. As of the Record Date, the Company reports the following issued and outstanding shares:

(i)	199,153 shares of Common Stock;

(ii)	7,628,665 shares of Series A Preferred Stock; and

(iii)	1,000 shares of Series B Preferred Stock;

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The transfer agent for the Company’s Common Stock is ClearTrust, LLC, 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restated Articles. The persons that have consented to the Restated Articles hold a majority of the voting power of the Company’s outstanding voting securities and, accordingly, such persons have sufficient voting rights to approve the Restated Articles. Accordingly, no meeting of stockholders will be held and no proxies are being solicited.

PURPOSE OF THE RESTATED ARTICLES

The Board believes that a comprehensive restatement will simplify the Company’s charter, remove historical preferred-stock conversion mechanisms and establish a defined long-term voting-control structure. The Company also seeks to reduce potential issuances of Common Stock under the historical Series A and Series B conversion provisions, a consideration relevant to its public-market capitalization and OTCQB objectives. The Board believes the Restated Articles will provide greater certainty regarding the rights of outstanding shares and the Company’s authorized capital structure. Pursuant to the Restated Articles the Series B provisions preserve concentrated voting control and may reduce the influence of holders of Common Stock and future equity securities. The removal of conversion rights also materially changes the economic attributes of both outstanding preferred series. Shareholders should review Appendix A in its entirety.

DESCRIPTION OF THE RESTATED ARTICLES

Authorized Capital. The Restated Articles authorize 2,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, each with a par value of $0.001 per share. Of the Preferred Stock, 10,000,000 shares are designated Series A and 1,000 shares are designated Series B; the balance remains undesignated and may be issued in additional series pursuant to applicable law and the protective provisions of the Restated Articles.

Series A Preferred Stock. The 7,628,665 outstanding Series A shares will remain outstanding but will no longer be convertible into Common Stock or any other security. The existing 50-for-1 common-stock conversion mechanism and associated adjustment and issuance rights will be extinguished. Series A will cease to have general voting rights, including the existing 1.76-vote-per-share provision, except for voting rights required by law. The Restated Articles also remove any preferential right to liquidation proceeds and provide no accrued dividend entitlement. Dividends, if any, are discretionary as provided in Appendix A. These changes substantially reduce the rights formerly attached to Series A.

Series B Preferred Stock. The 1,000 outstanding Series B shares will remain outstanding but will cease to be convertible into Common Stock or other securities. The existing 100,000-for-1 common-stock conversion mechanism and related rights will be extinguished. In place of the existing Series B voting terms, all outstanding Series B shares collectively will be entitled to at least 51% of the Company’s aggregate voting power on matters on which Series B may vote, calculated on the fully diluted basis prescribed in Appendix A. That calculation includes Common Stock and other voting securities as well as the potential votes attributable to outstanding or future convertible debt, options, warrants, equity awards and other rights to acquire voting securities, subject to the detailed terms of the Restated Articles. The voting power allocated to Series B will adjust automatically as the fully diluted voting base changes. The Restated Articles also provide separate Series B approval rights for specified actions that would impair or alter its control rights. The Series B voting provisions are intended to continue regardless of the identity of the holder, in contrast to certain transfer-related limitations in the existing designation. Series B retains a $1.00-per-share liquidation preference and has no mandatory dividend or redemption right, subject to the precise provisions of Appendix A.

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Common Stock and Other Governance Provisions. Each outstanding share of Common Stock will continue to carry one vote. The number of issued and outstanding Common Stock shares will not change solely by reason of this restatement. The charter also restates provisions concerning the Board of Directors, bylaws, director liability, shareholder meetings and amendments. The Board may establish additional preferred series from the undesignated shares, subject to law and Series B protections.

EFFECT ON SHAREHOLDERS; DILUTION AND CONTROL

Under the historical conversion terms, the 7,628,665 Series A shares could represent 381,433,250 shares of Common Stock at 50 shares per Series A share, and the 1,000 Series B shares could represent 100,000,000 shares of Common Stock at 100,000 shares per Series B share, or 481,433,250 potential Common Stock shares in total, before considering adjustments, limitations, timing and any other contractual restrictions. Elimination of those conversion rights removes that specific source of potential common-share issuance; it does not eliminate dilution from other securities or from future authorized issuances.

The new Series B voting formula is not equivalent to 51% of the outstanding Common Stock and does not entitle Series B holders to receive additional Common Stock. Rather, it allocates voting power sufficient to preserve at least a 51% voting majority on the specified fully diluted basis. As a result, holders of Common Stock and other voting securities will not, acting without Series B support, ordinarily be able to control matters decided by a simple majority of the aggregate vote, although mandatory separate voting-group rights and other legal requirements remain applicable. This concentration of voting power may discourage a change of control or other transaction opposed by the Series B holder, even if other shareholders support it.

The increase in authorized Preferred Stock may permit future issuances having preferences, economic rights or other terms that could adversely affect existing holders, subject to applicable law and charter protections. There is no assurance that the restatement will result in improved liquidity, increased market price or any other particular market outcome.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of October 12, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 200 South Biscayne Blvd Fl 20, Miami, FL 33131. As of October 12, 2026, we had 199,153 shares of common stock issued and outstanding, 7,628,665 shares of Series A Preferred Stock issued and outstanding, and 1,000 shares of Series B Preferred Stock issued and outstanding. While each of our shares of common stock holds one vote, and each share of our Series A Preferred Stock holds 1.76 votes per share, our Series B Preferred Stock collectively is entitled to 51% of all votes on a fully diluted basis. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned	Percent of Class	Shares of Series B Preferred Stock Beneficially Owned	Percent of Class	Percentage of Aggregate Voting Power (fully-diluted)
Porfirio Sanchez Talavera(1)	-	*	7,628,665	100%	1,000	100%	99.28%
Carlos Septién Michel(2)	-	*	-	*	-	*	*
Michelle Cervantes Vivanco(3)	-	*	-	*	-	*	*
Ernesto Gómez Berjón(4)	-	*	-	*	-	*	*
Trafalgar Asset Management, LLC(5)	-	*	7,628,665	100%	1,000	100%	99.28%
All directors and executive officers as a group (4 persons)	-	*	7,628,665	100%	1,000	100%	99.28%

(1) Chairman of the Board of Directors. Includes 7,628,665 shares of Series A Preferred Stock, and 1,000 shares of Series B Preferred Stock held by Trafalgar Asset Management, LLC, a limited liability company owned and controlled by Mr. Sanchez-Talavera.

(2) Chief Executive Officer and member of the Board of Directors.

(3) Chief Financial Officer and member of the Board of Directors.

(4) Chief Growth Officer and member of the Board of Directors.

(5) Trafalgar Asset Management, LLC is controlled by Porfirio Sanchez Talavera, who serves as Chairman of the Board of Directors of the Company. Mr. Sanchez Talavera may be deemed to beneficially own such securities by virtue of his control of Trafalgar Asset Management, LLC. Through its ownership of all outstanding shares of the Company’s Series A Preferred Stock and Series B Preferred Stock, Trafalgar Asset Management, LLC possesses approximately 99.28% of the aggregate voting power of the Company’s outstanding voting securities as of October 12, 2026, based upon 199,153 shares of Common Stock outstanding, each share of Series A Preferred Stock being entitled to 1.76 votes per share, and the outstanding shares of Series B Preferred Stock collectively possessing 51% of the total voting power of the Company’s outstanding voting securities.

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INTERESTS OF CERTAIN PERSONS

Trafalgar Asset Management, LLC, which holds all outstanding Series A and Series B shares, has a direct and material interest in the restatement. The Series A amendments eliminate conversion, voting and other rights of the shares it holds, while the Series B amendments eliminate conversion rights but establish ongoing majority voting control and protective rights. Porfirio Sanchez Talavera, as a person reported to control Trafalgar Asset Management, LLC and a director of the Company, may have an indirect interest in these matters that differs from the interests of unaffiliated holders of Common Stock. The Company is not aware of any other material interest of directors or executive officers in the action, except as otherwise disclosed herein; this statement remains subject to confirmation.

NO DISSENTER’S RIGHTS

The Company does not presently expect the adoption of the Restated Articles, standing alone, to give rise to statutory appraisal rights for holders of Common Stock. Whether any shareholder has appraisal or other statutory rights depends on the nature of the amendment and the applicable provisions of the Florida Business Corporation Act. The Company will confirm the applicability of those provisions before definitive distribution. Nothing in this Information Statement purports to waive rights granted by statute.

NO MEETING; NOTICE; EFFECTIVE DATE

The action is being taken by written consent in lieu of a shareholder meeting under Section 607.0704 of the Florida Business Corporation Act. Shareholders are not being asked to vote or submit a proxy. The Company will provide any notice required by Florida law to nonconsenting shareholders and will comply with the applicable requirements of Section 14(c) of the Securities Exchange Act of 1934 and Regulation 14C, to the extent applicable to the Company’s registered securities. The Restated Articles will not be filed or become effective until at least 20 calendar days after the definitive Information Statement is sent or given to shareholders, as required by Rule 14c-2, and after satisfaction of any other applicable legal requirements.

ADDITIONAL INFORMATION

The Company files periodic and other reports with the U.S. Securities and Exchange Commission. Reports and other filed information may be obtained through the SEC’s website at www.sec.gov. The Restated Articles are attached as Appendix A and should be read in full. This Information Statement is qualified in its entirety by the actual provisions of Appendix A.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 200 South Biscayne Blvd Fl 20, Miami, FL 33131, or by calling us at +52 1 55 6449 4966. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

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BY ORDER OF THE BOARD OF DIRECTORS

/s/ Carlos Septién Michel
Carlos Septién Michel
Chief Executive Officer
October 14, 2026

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